Exhibit 21.1

SUBSIDIARIES OF MARVELL
Subsidiary	Jurisdiction
Aquantia B.V.	Netherlands
Aquantia C.V.	Netherlands
Aquantia LLC	Delaware, United States
Aquantia Semiconductor India Pvt Ltd	India
Cavium India Holdings, LLC	California, United States
Cavium International	Cayman Islands
Cavium Networks Asia	Cayman Islands
Cavium Networks International	Cayman Islands
Cavium Networks International, Inc.	Delaware, United States
Cavium Networks LLC	Delaware, United States
Cavium, LLC (formerly known as Cavium, Inc.)	Delaware, United States
Clarice Acquisition Corporation	United States
Clariphy Argentina, S.A.	Argentina
Cortina Network Devices Sdn Bhd	Malaysia
Cortina Network Systems (Shenzhen) Co. Ltd	China
Cortina Network Systems Private Ltd	India
Cortina Systems HK Limited	Hong Kong
Cortina Systems International Ltd	Cayman Islands
Cortina Systems, LLC	United States
eSilicon China Co. Ltd.	China
eSilicon Corporation	United States
eSilicon Italy Srl	Italy
eSilicon Malaysia Sdn Bhd	Malaysia
eSilicon Romania SRL	Romania
eSilicon Taiwan Co. , Ltd.	Taiwan
Innovium India Private Limited	India
Innovium Networks Singapore Pte. Ltd.	Singapore
Innovium, Inc.	Delaware, United States
Inphi Canada Ltd.	Canada
Inphi Corporation	United States
Inphi Limited	United Kingdom
Inphi Micro-Electronics (Nanjing) Co. Ltd.	China
Inphi Taiwan Co. Ltd	Taiwan
Marvell Aquantia US, Inc.	Delaware, United States
Marvell Asia Pte Ltd	Singapore
Marvell Government Solutions, LLC[2]	Delaware, United States
Marvell India Private Limited	India
Marvell International Holdings Corporation	Cayman Islands
Marvell International Ltd.	Bermuda
Marvell Israel (M.I.S.L) Ltd.	Israel
Marvell Italia S.r.l.	Italy

Marvell Japan K.K.	Japan
Marvell Netherlands B.V.	Netherlands
Marvell Rianta Semiconductor ULC	Canada
Marvell Rus LLC	Russia
Marvell Semiconductor Canada Inc.	Canada
Marvell Semiconductor Germany GmbH	Germany
Marvell Semiconductor Korea, Ltd.	Korea
Marvell Semiconductor, Ltd.	Delaware, United States
Marvell Semiconductor, Inc.	California, United States
Marvell Switzerland S.a.r.l.	Switzerland
Marvell Taiwan Ltd.	Taiwan
Marvell Technology (Beijing), Ltd.	China
Marvell Technology (Chengdu), Ltd.	China
Marvell Technology (Nanjing), Ltd.	China
Marvell Technology (Shanghai), Ltd.	China
Marvell Technology Cayman I	Cayman Islands
Marvell Technology Cayman II	Cayman Islands
Marvell Technology Denmark APS	Denmark
Marvell Technology Group Ltd.	Bermuda
Marvell Technology Holdings, Inc.	Delaware, United States
Marvell Technology Hong Kong Limited	Hong Kong
Marvell Technology Japan Y.K.	Japan
Marvell Technology Poland Sp. Z o.o.	Poland
Marvell Technology Sweden AB	Sweden
Marvell Technology UK Ltd.	United Kingdom
Marvell Technology Vietnam, LLC	Vietnam
Marvell World Trade Ltd.	Barbados
NetXen, Inc.	Delaware, United States
QLGC Limited	Ireland
QLogic International Holdings, Inc.	Delaware, United States
QLogic International Ltd.	Bermuda
QLogic LLC	Delaware, United States
QLogic Switch Products, LLC	Minnesota, United States
Utopia Capital Holdings, Ltd.	Bermuda